UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2008
UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
(a)	Previous Independent Registered Public Accounting Firm
(i)	On March 6, 2008, PricewaterhouseCoopers LLP declined to stand for re-election as the independent registered public accounting firm for UCBH Holdings, Inc. (“Company”).
(ii)	The reports of PricewaterhouseCoopers LLP on the financial statements for the years ended December 31, 2006 and 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
(iii)	During the years ended December 31, 2006 and 2007 and through March 6, 2008, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.
(iv)	During the years ended December 31, 2006 and 2007 and through March 6, 2008, there have been no reportable events (as defined in Item 304(a)(1)(v)) of Regulation S-K).
(v)	The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated March 6, 2008, is filed as Exhibit 16.1 to this Form 8-K.
(b)	Appointment of Successor Independent Registered Public Accounting Firm
The Company is in the process of appointing a successor independent registered public accounting firm for the fiscal year ending December 31, 2008. When the appointment is made, the Company will file a separate Current Report on Form 8-K, reporting such appointment.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits The following exhibit is included with this Report:

Exhibit Number	Description
16.1	Letter dated March 6, 2008, from PricewaterhouseCoopers LLP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2008	By:	/s/ Jonathan H. Downing
Jonathan H. Downing
Executive Vice President and Chief Financial Officer